RiverNorth Opportunities Fund, Inc. 8-K

Exhibit (d)(23.1)

CONSENT OF DECHERT LLP

We hereby consent to the reference to this firm, as counsel to RiverNorth Opportunities Fund, Inc., in its Registration Statement on Form N-2, until such time as we revoke such consent. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

/s/ Dechert LLP

New York, New York

April 13, 2022